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                                                                   EXHIBIT 10.22



                           INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("Agreement") is made as of the _______ day of _________________, 1996, by and between Halter Marine Group, Inc., a Delaware corporation (the "Company"), and Anil Raj ("Indemnitee"), a director and/or officer of the Company.

         WHEREAS, it is essential to the Company to attract and retain the services of highly qualified individuals to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

         WHEREAS, Indemnitee is a director and/or officer of the Company;

         WHEREAS, the Bylaws of the Company provide for the indemnification of the officers, directors, agents, and employees of the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware;

         WHEREAS, such Bylaws and state statute specifically provide that they are not exclusive and thereby contemplate that contracts may be entered into between the Company and its directors and/or officers with respect to indemnification of such persons;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and of Indemnitee's reliance on the aforesaid Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws), and in order to induce Indemnitee to continue to provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors and officers liability insurance policies;
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         NOW, THEREFORE, in consideration of the premises and Indemnitee's service to the Company, after the date hereof, the parties hereto agree as follows:

         1.      Indemnification

                 (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or any subsidiary of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

                 (b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or any subsidiary of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership,





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joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

         (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise (including a settlement) in defense of any action, suit, or proceeding referred to in Subsections (a) and
(b) of this Section 1 or in defense of any claim, issue, or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) and any costs of settlement actually and reasonably incurred by Indemnitee in connection therewith.

         2.      Expenses; Indemnification Procedure.

                 (a) Advancement of Expenses. Expenses incurred by Indemnitee in defending a civil or criminal action, suit, or proceeding referenced in Sections 1(a) and 1(b) hereof shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding at the written request of Indemnitee, provided that Indemnitee undertakes to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.





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                 (b)      Indemnification Procedure.  Any indemnification and
advancement of expenses provided for in Section 1 and this Section 2 shall be made no later than 30 days after receipt of the written request of Indemnitee, and Indemnitee shall be deemed to have met the applicable standard of conduct required for indemnification, unless a determination is made within said 30-day period by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the Company's stockholders, that the Indemnitee has not met the applicable standard of conduct set forth in Sections 1(a) or 1(b) hereof, as the case may be. Indemnitee may contest a determination that Indemnitee has not met the applicable standard of conduct for indemnification by petitioning a court to make an independent determination respecting the right of indemnification, in accordance with the terms of Section 4 hereof.

         3. Enforcement of Indemnification Rights. The right to indemnification or advancement of expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification or advancement of expenses is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses incurred in connection with successfully establishing Indemnitee's right to indemnification or advancement of expenses, in whole or in part, in any civil or criminal action, suit, or proceeding shall also be indemnified by the Company.

         4.      Additional Indemnification Rights; Non-Exclusivity.





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                 (a)      Scope.  Notwithstanding any other provision of this
Agreement, the Company hereby agrees to indemnify the Indemnitee to the full extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Bylaws, or by statute. In the event of any changes after the date of this Agreement in any applicable law, statute, or rule which expand the right of a Delaware corporation to indemnify its officers or directors, it is the intent of the parties to this Agreement that Indemnitee shall enjoy, pursuant to this Agreement, the greater benefits afforded by such change or changes. In the event of any changes in any applicable law, statute, or rule which narrow the right of a Delaware corporation to indemnify its officers or directors, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                 (b) Non-exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company.

          5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, or penalties actually or reasonably incurred by him in the investigation, defense, appeal, or settlement of any civil or criminal action, suit, or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines, or penalties to which Indemnitee is entitled.

          6. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors and officers





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liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         7. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         8. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

         9. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10. Amendment and Termination. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         11. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives, and assigns.

         12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         13. Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which





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indemnification will or could be sought under this Agreement.  Notice to the
Company shall be directed to Halter Marine Group, Inc., 13085 Industrial Seaway, Gulfport, Mississippi 39503, Attention: President (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked or on the date received, if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the ___ day of ___ ____________, 1996.

                           HALTER MARINE GROUP, INC.



                           By:
                              --------------------------------------
                              Name:  John Dane, III
                              Title: President


AGREED TO AND ACCEPTED:

INDEMNITEE



- ---------------------------------
Name: Anil Raj





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